EXHIBIT B

SIGNATURE PAGE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: May 30, 2025

Oaktree Value Opportunities Fund Holdings, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

OCM Opps GTM Holdings, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

Oaktree Phoenix Investment Fund L.P.

By:	Oaktree Phoenix Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree Phoenix Investment Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Managing Director

Oaktree Opportunities Fund Xb Holdings (Delaware), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

BAM Partners Trust

By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary